                                  EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Cover-All Technologies Inc. Amended and Restated 2005 Stock Incentive Plan, of our report dated March 16, 2006, with respect to the consolidated financial statements of Cover-All Technologies Inc., Cover-All Technologies Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cover-All Technologies Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

                                        /s/ Moore Stephens, P.C.
                                        ----------------------------------------
                                        MOORE STEPHENS, P.C.
                                        Certified Public Accountants

New York, New York
February 22, 2007